Exhibit 99.1

Financial Outlook

FORWARD LOOKING STATEMENTS & OTHER INFORMATION

This presentation, including our "2014 Financial Outlook", contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company's beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

- *risks associated with severe effects of international, national and regional economic downturn;*
- *the Company's ability to attract new clients and retain existing clients;*
- *the spending patterns and financial success of the Company's clients;*
- *the Company's ability to remain in compliance with its debt agreements and the Company's ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to "put" option rights and deferred acquisition consideration;*
- *the successful completion and integration of acquisitions which compliment and expand the Company's business capabilities; and*
- *foreign currency fluctuations.*

The Company's business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company's leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company's securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption "Risk Factors" and in the Company's other SEC filings.

MDC Partners

INVESTOR DAY

2014 Progress Report – On Track 1. Industry - leading organic revenue growth 2. Strong EBITDA growth and operating leverage 3. Solid cash generation

Robust New Business Trends and Pipeline * Includes wins in the public domain only Recent New Clients* Net New Business Trend Strong TTM net new business of $132 million

Refocusing the MDC Partners Portfolio Pursuing a partner for our customer engagement business, Accent

Re - setting 2014 Financial Guidance Revenue Implied Year over Year Growth Adjusted EBITDA Implied Margin Range Adjusted EBITDA Available for General Capital Purposes Prior Guidance* October 29, 2014 $1.245 - $1.270 billion +8.4% to +10.5% $ 184 - $188 million 14.5% to 15.1% $108 - $112 million Accent Impact ($70 million) ($5 million) ($3 million) Revenue Upside $25 million --- --- Revised Guidance* December 4, 2014 $ 1.205 - $ 1.225 billion +13.4% to +15.3%^ $179 - $ 183 million 14.6% to 15.2% $ 105 - $ 109 million *Prior guidance includes Accent, Revised guidance excludes Accent ^Management’s estimated growth rates

We Grow Faster *peers include WPP, Omnicom, Publicis , Interpublic Group, Havas ^September 2014 year - to - date Organic Growth Average (2007 through 2014 YTD) MDC (as reported) 9.4% MDC (ex Accent) 10.9% Peers* 2.7% MDC Partners vs. Peers* Calendar Year Organic Revenue Growth

Improved Margin Profile - Re - setting the Target Revised 2014 Guidance 14.7 - 15.3% New 3 - 5 Year Target 17 - 19% Old 2016 Target 15 - 17%

Improved Capital Intensity Capex % of Sales (2011 - 13 Average) 3.5% 1.8% Accent Rest of MDC

Key Growth Opportunities 1. Market Share: 2 - 3% in North America = room to run 2. Global: 7% of MDC revs outside of North America versus Peers at 56% (55 - 60% of global ad spend) 3. Media: ~10% of MDC revs versus Peers at 20 - 25%

Acquisition Update Recent Notable Acquisitions M&A Strategy Add 3 - 5% of revenue annually via acquisitions

Lower Cost of Capital = Growth Opportunities Capital Cost - 56% Stock Price +10x *Cost of capital reflects pricing on senior notes offerings ^Stock price as of November 28, 2014

MDC Financial Framework Double - Digit Total Revenue Growth 50 - 100 bps Annual Margin Expansion 25 - 30% Compounded Adjusted EBITDA Available for General Capital Purposes Growth Mid - Teens Adjusted EBITDA Growth 5 - 7% Year - over - Year Organic Revenue Growth 50 - 100 bps Annual Organic Margin Expansion +20% Organic Compounded Adjusted EBITDA Available for General Capital Purposes Growth Double - Digit Compounded Adjusted EBITDA Growth Accretive acquisitions can accelerate value creation Organic With Acquisitions (Add 3 - 5% annually via tuck - in acquisitions)

Definition of Non - GAAP Measures Adjusted EBITDA: Adjusted EBITDA is a non - GAAP measure, that represents operating profit plus depreciation and amortization, stock - based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates. Organic Growth: Organic revenue growth is a non - GAAP measure that refers to growth in revenues from sources other than acquisitions or foreign exchange impacts. Adjusted EBITDA Available for General Capital Purposes: Adjusted EBITDA Available for General Capital Purposes is a non - GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives . Net Bank Debt or Net Debt: Debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents. Note: A reconciliation of Non - GAAP to US GAAP reported results has been provided by the Company in the tables included in the earnings release issued on October 29, 2014.